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                                                                    EXHIBIT 21.1

                 SUBSIDIARIES OF PACIFIC GATEWAY EXCHANGE, INC.

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
                                                               JURISDICTION OF
NAME                                                             ORGANIZATION
----                                                          ------------------
Pacific Gateway Exchange (U.K.) Limited...................... United Kingdom
Pacific Gateway Exchange (Cyprus) Limited.................... Republic of Cyprus
Pacific Gateway Exchange Limited............................. New Zealand
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